Exhibit 99.1

The Lubrizol Corporation

29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

News Release

FOR RELEASE:	Immediately

FROM:	Financial/Investor Contact	Media Contact
	Mark Sutherland	Julie S. Young
	440/347-1206	440/347-4432
Web Site: www.lubrizol.com

Lubrizol Announces Preliminary

Third Quarter 2009 Results

CLEVELAND, October 21, 2009 – The Lubrizol Corporation (NYSE: LZ) announces that it expects to report earnings performance for the third quarter of 2009 of approximately $2.46 per diluted share, including a restructuring and impairment charge of approximately $.06 per diluted share. Excluding this charge, the company expects to report earnings as adjusted of approximately $2.52 per diluted share.

Lubrizol will release complete third quarter 2009 earnings and provide increased full-year earnings guidance on Thursday, October 29, 2009 at approximately 8:00 a.m. Eastern time. The company will conduct its earnings teleconference with analysts and investors at 11:00 a.m. Eastern time the same morning.

Earnings as adjusted (Non-GAAP) is a measure of income that differs from earnings measured in accordance with generally accepted accounting principles (“GAAP”). Earnings as adjusted (Non-GAAP) is net income attributable to The Lubrizol Corporation per the company’s consolidated results, adjusted for the exclusion of restructuring and impairment charges. Management believes that both net income attributable to The Lubrizol Corporation and earnings as adjusted for exclusion of these special charges assist the investor in understanding the results of operations of The Lubrizol Corporation. In addition, management and the Board evaluate results using net income attributable to The Lubrizol Corporation and earnings as adjusted.

About The Lubrizol Corporation

The Lubrizol Corporation (NYSE: LZ) is an innovative specialty chemical company that produces and supplies technologies that improve the quality and performance of our customers’ products in the global transportation, industrial and consumer markets. These technologies include lubricant additives for engine oils, other transportation-related fluids and industrial lubricants, as well as fuel additives for gasoline and diesel fuel. In addition, Lubrizol makes

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ingredients and additives for personal care products and pharmaceuticals; specialty materials, including plastics technology and performance coatings in the form of specialty resins and additives. Lubrizol’s industry-leading technologies in additives, ingredients and compounds enhance the quality, performance and value of customers’ products, while reducing their environmental impact.

With headquarters in Wickliffe, Ohio, The Lubrizol Corporation owns and operates manufacturing facilities in 18 countries, as well as sales and technical offices around the world. Founded in 1928, Lubrizol has approximately 6,800 employees worldwide. Revenues for 2008 were $5.0 billion. For more information, visit www.lubrizol.com.

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This release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company’s operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this release include, but are not limited to, the company’s ability to raise prices in an environment of increasing raw material costs; conditions affecting the company’s customers, suppliers and the industries that it serves; competitors’ responses to the company’s products; the increased leverage resulting from the financing of the Noveon International, Inc. acquisition; changes in accounting, tax or regulatory practices or requirements; and other factors that are set forth in the company’s most recently filed reports with the Securities and Exchange Commission. The forward-looking statements contained herein represent the company’s judgment as of the date of this release and it cautions readers not to place undue reliance on such statements. The company assumes no obligations to update the statements contained in this release.